As filed with the Securities and Exchange Commission on April 10, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) April 9, 2001
                                                          -------------


                               CAPITAL TRUST, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


Maryland                             1-14788                         94-6181186
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(State or other                    (Commission               (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


410 Park Avenue, 14th Floor
New York, New York 10022                                                10022
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(Address of principal executive offices)                             (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)


605 Third Avenue, 26th Floor, New York, New York 10016
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         (Former name or former address, if changed since last report)




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ITEM 5.     Other Events


            On April 9, 2001, CT Mezzanine Partners II, LP ("Fund II"), the Company's second commercial real estate mezzanine investment opportunity fund co-sponsored with Citigroup Investments Inc. ("Citigroup") effected its initial closing (the "Initial Closing"). Fund II closed on an aggregate of $500 million in capital commitments made primarily by third-party institutional private equity investors. Pursuant to the venture agreement between the parties thereto (the "Venture Agreement"), the Company and Citigroup made capital commitments of $33.1 million and $132.4 million, respectively, to Fund II.

            Fund II will commence its investment operations immediately and the Company anticipates a final closing no later than June 30, 2001( the "Final Closing"). The Company will make an additional capital commitment to Fund II, the amount of such commitment to based upon the amount of commitments made by third party investors at subsequent closings.

            Based upon the $500 million aggregate capital commitments made at the Initial Closing, the Company will earn annual investment management fees of $6.6 million through the service of its subsidiary, CT Investment Management Co. LLC, as investment manager to Fund II.

            Pursuant to the Venture Agreement, in connection with the Initial Closing, the Company issued to Citigroup a warrant to purchase 3.0 million shares of its class A common stock, par value $.01 per share, at an exercise price of $5.00 per share. The warrant is immediately exercisable and expires on March 8, 2005. The Company is obligated to issue additional warrants at subsequent closings with the same exercise and expiration terms. The number of shares of class A common stock subject to such warrants shall be determined based upon the amount of additional third party investor capital commitments made at such closings.

            In addition, in connection with the Initial Closing, the Company repurchased for $29,138,000 in privately negotiated transactions 630,701 shares of class A common stock, 1,520,831 shares of class B common stock, par value $.01 per share, 1,518,390 shares of class A 9.5% cumulative convertible preferred stock, par value $.01 per share, and 2,274,110 shares of class B 9.5% cumulative convertible preferred stock, par value $.01 per share. The sellers of such capital stock made aggregate capital commitments to Fund II of $30 million.

            With forgoing repurchase of preferred stock, the Company has reduced its annual dividend requirement from $1,615,000 to $646,000 per annum.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAPITAL TRUST, INC.
                                      (Registrant)


Date: April 9, 2001                       By:   /s/ Edward L. Shugrue III
                                                ------------------------
                                          Name:  Edward L. Shugrue III
                                          Title:    Chief Financial Officer





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